Exhibit 99.1

Eversource Energy Reports Full-Year Results

Announces Exploration of Sale of Water Distribution Business

HARTFORD, Conn. and BOSTON, Mass. (February 13, 2024) – Eversource Energy (NYSE: ES) today reported a full-year 2023 loss of $(442.2) million, or $(1.26) per share, compared with full-year 2022 earnings of $1,404.9 million, or $4.05 per share. Eversource also reported a fourth quarter 2023 loss of $(1,288.5) million, or $(3.68) per share, compared with fourth quarter 2022 earnings of $320.2 million, or $0.92 per share.

Results for the full year and the fourth quarter of 2023 include after-tax impairment charges of $1,953 million, or $5.58 per share, and $1,622 million, or $4.63 per share, respectively, related to Eversource Energy’s offshore wind investment. In addition, results for both years include other after-tax non-recurring costs and charges that totaled $6.9 million for the full year of 2023 compared with $15 million for the full year of 2022.

2023 Non-GAAP EPS of $4.34 – Focus on Core Electric and Natural Gas Distribution and Transmission Businesses

Excluding the charges noted above, Eversource Energy reported non-GAAP earnings of $1,517.7 million1, or $4.34 per share1, for the full-year 2023 and $333.5 million1, or $0.95 per share1, in the fourth quarter of 2023, compared with $1,419.9 million1, or $4.09 per share1, for the full-year 2022 and $322.3 million1, or $0.92 per share1, in the fourth quarter of 2022. Eversource’s core distribution and transmission businesses are well positioned to deliver solid operational and financial results as we move forward in supporting the region’s transition to a cleaner energy environment.

Full Exit of Offshore Wind Business

With the announcement today of the sale of South Fork Wind and Revolution Wind to Global Infrastructure Partners, the agreement reached with Ørsted for the sale of Sunrise Wind and the completed sale of the uncommitted lease area last year, we now have the pathway to a full exit of Eversource’s offshore wind business. Eversource will continue to hold its existing tax equity investment in South Fork Wind.

Potential Sale of Water Distribution Business

Eversource’s water distribution business segment comprises a set of valuable, well-performing and well managed assets. Although the business has been earnings accretive to Eversource, a potential sale of the water business is an opportunity to reduce equity needs and improve regulatory diversity. With its $1.3 billion rate base as of December 31, 2023, the water business is likely of substantial value to another owner as part of a larger strategic water business or infrastructure platform. As a result, Eversource plans to launch a process evaluating market interest in a transaction for this business segment, with the objective of delivering greater value to all stakeholders. Eversource cannot provide assurances regarding the ultimate outcome or the timing around this process.

“Aquarion has been a meaningful investment to Eversource, and I appreciate the hard work and dedication of the Aquarion team and its leadership. The company is well recognized and respected for its operational excellence in the water distribution business,” said Joe Nolan, Eversource Energy Chairman, President and Chief Executive Officer. “The Aquarion team truly shares the Eversource values of customer commitment and stewardship of the environment.”

Eversource Energy is focused on building the necessary transmission and distribution infrastructure for the clean energy future that its customers and states desire. We continue to work constructively with stakeholders to improve the regulatory environment in Connecticut to provide customers with a high level of safe, reliable and cost-effective investments.

Also today, Eversource Energy projected 2024 non-GAAP earnings of between $4.50 per share and $4.67 per share. The Company also projected that its compound annual earnings per share growth rate from its regulated businesses would be within the range of 5 to 7 percent through 2028, using the adjusted $4.34 per share1 earned in 2023 as the base year. Eversource anticipates its equity issuances of up to $1.3 billion over the next several years, in combination with the potential sale of its water distribution business segment.

“Although we experienced great challenges over the past year, our core utility operations completed an excellent year owing to the dedication of our 10,000 employees in providing safe and reliable service to our 4.4 million customers,” said Nolan. “Our focus remains on improving our already strong service metrics, making the required investments to modernize the region’s energy delivery system and enabling our clean energy future while enhancing our balance sheet condition.”

Electric Transmission

Eversource Energy’s transmission segment earned $643.4 million in 2023, compared with earnings of $596.6 million in 2022. Transmission earnings were $167 million in the fourth quarter of 2023, compared with earnings of $140.7 million in the fourth quarter of 2022. Transmission segment results improved due to a higher level of investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $608 million in 2023, compared with earnings of $592.8 million in 2022. Electric distribution earned $103.7 million in the fourth quarter of 2023, compared with earnings of $97.9 million in the fourth quarter of 2022. Improved full-year and fourth-quarter results were due primarily to higher revenues from investments in our distribution system and a base distribution rate increase for Eversource’s Massachusetts electric business, partially offset by higher operations and maintenance (O&M), interest expense, property taxes and depreciation. Fourth-quarter results also included the benefit of a seasonal rate design impact in Massachusetts that has no impact on annual results.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $224.8 million in 2023, compared with earnings of $234.2 million in 2022. It earned $76.5 million in the fourth quarter of 2023, compared with earnings of $87.1 million in the fourth quarter of 2022. Lower full-year results were due primarily to higher depreciation, interest expense, and a higher effective tax rate, partially offset by higher revenues. Lower fourth-quarter results were due primarily to higher O&M and depreciation expense, partially offset by higher revenues.

Water Distribution

Eversource Energy’s water distribution segment earned $33.1 million in 2023, compared with earnings of $36.8 million in 2022. The water distribution segment earned $5.7 million in the fourth quarter of 2023, compared with earnings of $7.4 million in the fourth quarter of 2022. Lower full-year and fourth-quarter results were due primarily to higher depreciation, O&M and interest expense.

Eversource Parent and Other Companies

Eversource Energy parent and other companies earned $8.4 million1 in 2023, compared with a loss of $(40.5) million1 in 2022. It lost $(19.4) million1 in the fourth quarter of 2023, compared with a loss of $(12.9) million1 in the fourth quarter of 2022. Improved full-year results primarily reflect a lower effective tax rate and a benefit from the disposition of Eversource’s interest in a clean energy fund and a resultant contribution in the first quarter of 2023 to the Eversource Energy Foundation, partially offset by higher interest expense. Lower fourth-quarter results were due primarily to higher interest expense, partially offset by a lower effective tax rate.

The following table reconciles 2023 and 2022 fourth quarter and full-year GAAP earnings per share:

		Fourth Quarter	Full Year
2022	Reported EPS	$0.92	$4.05
	Higher electric transmission segment earnings in 2023, net of dilution	0.07	0.12
	At the electric distribution segment, higher revenues in 2023, partially offset by higher O&M, interest expense, property taxes, and depreciation, net of dilution	0.02	0.03
	At the natural gas distribution segment in 2023, higher depreciation, interest expense, and a higher effective tax rate, partially offset by higher revenues, net of dilution	(0.03)	(0.03)
	At the water distribution segment, higher depreciation, O&M and interest expense	(0.01)	(0.02)
	At Parent and Other companies in 2023, a lower effective tax rate, partially offset by higher interest expense	(0.02)	0.15
	Impairment charges of Offshore Wind Investment	(4.63)	(5.58)
	Lower other non-recurring charges	-	0.02
2023	Reported EPS	$(3.68)	$(1.26)

Three months ended:

(in millions, except EPS)	December 31, 2023	December 31, 2022	Increase/ (Decrease)	2023 EPS[1]
Electric Transmission	$167.0	$140.7	$26.3	$0.47
Electric Distribution	103.7	97.9	5.8	0.30
Natural Gas Distribution	76.5	87.1	(10.6)	0.22
Water Distribution	5.7	7.4	(1.7)	0.01
Eversource Parent and Other Companies[1]	(19.4)	(12.9)	(6.5)	(0.05)
Impairment of Offshore Wind Investment	(1,622.0)	-	(1,622.0)	(4.63)
Reported (Loss)/Earnings	$(1,288.5)	$320.2	$(1,608.7)	$(3.68)

Full year ended:

(in millions, except EPS)	December 31, 2023	December 31, 2022	Increase/ (Decrease)	2023 EPS[1]
Electric Transmission	$643.4	$596.6	$46.8	$1.84
Electric Distribution	608.0	592.8	15.2	1.74
Natural Gas Distribution	224.8	234.2	(9.4)	0.64
Water Distribution	33.1	36.8	(3.7)	0.09
Eversource Parent and Other Companies[1]	8.4	(40.5)	48.9	0.03
Transaction and other charges	(6.9)	(15.0)	8.1	(0.02)
Impairments of Offshore Wind Investment	(1,953.0)	-	(1,953.0)	(5.58)
Reported (Loss)/Earnings	$(442.2)	$1,404.9	$(1,847.1)	$(1.26)

Eversource Energy has approximately 350 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.4 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Robert S. Becker

(860) 665-3249

Note: Eversource Energy will webcast a conference call with senior management on February 14, 2024, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings discussion includes financial measures that are not recognized under generally accepted accounting principles (non-GAAP) referencing earnings and EPS excluding the impairment charges for the offshore wind investments and certain transaction, transition and other charges. EPS by business is also a non-GAAP financial measure and is calculated by dividing the net income attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy’s assets and liabilities as a whole. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of the impairment charges for the offshore wind investments and transaction, transition and other charges are not indicative of Eversource Energy’s ongoing costs and performance. Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance. This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; our ability to complete the offshore wind investments sales process on the timelines, terms and pricing we expect; if we and the counterparties are unable to satisfy all closing conditions and consummate the purchase and sale transactions with respect to our offshore wind assets; if Sunrise Wind does not win in the OREC contract solicitation process; if we are unable to qualify for investment tax credits related to these projects; if we experience variability in the projected construction costs of the offshore wind projects, if there is a deterioration of market conditions in the offshore wind industry; and if the projects do not commence operation as scheduled or within budget or are not completed, disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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